UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2011
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 7, 2011, Triple-S Salud, Inc. (“TSS”), the managed care subsidiary of Triple-S Management Corporation, completed the acquisition of 100% of the outstanding capital stock of Socios Mayores en Salud Holdings, Inc. (“SMSH”), the ultimate parent company of American Health, Inc., a provider of Medicare Advantage services to over 40,000 dual and non-dual eligible members in Puerto Rico. The closing was made in conformity with the terms of Agreement and Plan of Merger between TSS, TS Acquisition Corp, a wholly-owned subsidiary of TSS, and SMSH that was executed on January 24, 2011.
In response to parts (a) and (b) of Item 9.01 of such Form 8-K, the Corporation stated that it would file the required financial information by amendment as permitted by Instruction (a) (4) and (b) (2) of Item 9.01 to Form 8-K. This Form 8-K/A is being filed to provide the required financial information not filed in the original Form 8-K filed on February 7. 2011.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

The audited financial statements of Socios Mayores en Salud Holdings, Inc. for the three years ended December 31, 2010 are filed as an Exhibit to this Form 8-K/A.

(b)	Pro Forma Financial Information

The unaudited pro forma combined financial statements are filed as an Exhibit to this Form 8-K/A.

(c)	Exhibits.

The following exhibits are being filed with this Form 8-K\A:
99.1	Audited financial statements of Socios Mayores en Salud Holdings, Inc. for the three years ended December 31, 2010.

99.2	Unaudited pro forma combined financial statements as of and for the year ended December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: April 18, 2011	By:	/s/ Ramón M. Ruiz-Comas
	Name:	Ramón M. Ruiz-Comas
	Title:	President & Chief Executive Officer

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